Exhibit 99.1

WAIVER TO AGREEMENT AND PLAN OF MERGER

This WAIVER TO AGREEMENT AND PLAN OF MERGER (this “Waiver”), dated April 2, 2026, is made by and among, Kuva Labs Inc., a Delaware corporation (“Parent”), Kuva Acquisition Corp., a Delaware corporation and a wholly owned subsidiary of Parent (“Purchaser”), and Lisata Therapeutics, Inc., a Delaware corporation (the “Company”), and waives certain provisions (as set forth herein) of that certain Agreement and Plan of Merger, dated March 6, 2026 (as the same may be amended, modified or restated in accordance with the terms thereof, the “Merger Agreement”), by and among Parent, Purchaser and the Company. Capitalized terms used herein but not otherwise defined shall have the meanings ascribed to them in the Merger Agreement.

WHEREAS, the parties hereto have agreed to extend the time under Section 1.1(a) of the Merger Agreement by which the Offer is to be commenced pursuant to the Merger Agreement as set forth herein.

NOW, THEREFORE, the parties hereto agree as follows:

1.
Extension of Commencement of the Offer under Section 1.1(a) of the Merger Agreement. The parties hereto acknowledge and agree that the reference in the first parenthetical in the first sentence of Section 1.1(a) of the Merger Agreement that the Offer be commenced thereunder within 20 Business Days after the date of the Merger Agreement is hereby extended to 26 Business Days after the date of the Merger Agreement or such other date as may be agreed to between the Company and Parent.

2.
Counterparts; Effectiveness. Except as otherwise expressly provided herein, the terms, provisions and conditions of the Merger Agreement shall remain unchanged and the Merger Agreement shall be construed in a manner consistent with this Waiver.

This Waiver may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed an original, but all such counterparts together shall constitute but one and the same instrument.

[Signature Page to Agreement and Plan of Merger]

IN WITNESS WHEREOF, the parties have caused this Waiver to be executed and delivered by their respective duly authorized officers as of the date first written above.

KUVA LABS INC.

By:	/s/ Mark Land
Name: Mark Land
Title: Chief Executive Officer

KUVA ACQUISITION CORP.

By:	/s/ Mark Land
Name: Mark Land
Title: President

LISATA THERAPEUTICS, INC.

By:	/s/ David J. Mazzo, Ph.D.
Name: David J. Mazzo, Ph.D.
Title: President and Chief Executive Officer